EXHIBIT 10.1

OCTOBER 29, 2007 $250,000 SECURED CONVERTIBLE NOTE AGREEMENT

FOR VALUE RECEIVED, TeknoCreations, Inc. (the “Maker” or the “Company”), a Nevada corporation, having a place of business at 8100 M4 Wyoming Blvd NE, Suite 420, Albuquerque, New Mexico, 87113, hereby promises to pay to the order of Micro Pipe Fund I, L.L.C. (“Payee” or “Lender”), a Minnesota limited liability company, having its principal address at 155 Revere Drive, Suite 10, Northbrook, IL 60062, the sum of $250,000, advanced to the Company, $70,000 on October 29, 2007, $70,000 on November 29, 2007, $70,000 on December 29, 2007, $40,000 on January 29, 2007. This Secured Convertible Note Agreement (this “Note”) is issued due to loans for the “Company’s operations. All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Pledge And Security Agreement.

1.  Maturity.  The amount outstanding under this Note will be due and payable at the address of Lender or such other place as Lender may designate on October 29, 2008 (the “Maturity Date”).  No advances shall be made by Lender after the Maturity Date.

2.  Payments of Interest and Principal.  Interest and principal on the borrowed outstanding principal balance under this Note shall be payable quarterly, commencing on the first banking day of February 2008, and on the first business day of each month thereafter until the Debenture is no longer outstanding.  Each monthly payment shall consist of 1/12th of the original principal amount of this Debenture and all accrued but unpaid interest.

3.  Interest Rate.  The outstanding principal balance of this Note shall bear interest at a rate per annum equal to 10.0% per annum, amortized monthly in arrears interest calculated on a 365-day basis

4.  Alternative Method of Payment / Optional Prepayment

A.  Alternate Methods of Payment:  Subject to the conditions set forth below and customary equity conditions (including an effective registration statement), the Company may elect to make such payments of principal and interest under the Debenture, in freely tradable shares of the Company’s common stock.  Each share of the of the Company’s Common stock will be valued at the Fixed Price (as defined in Section 5 below), as determined at the lesser of (1) on the day the Company gives notice, or (2) on the day the Company delivers the shares.  The Company is required to notify Micro Pipe Fund I, L.L.C. of its election to make such payment in shares at least ten days prior to the payment date.  Notwithstanding anything herein to the contrary, the Company’s right to make such payment in shares in lieu of cash can only be made if the volume weighted average price of the Company’s common stock has been trading at a price of $0.05 or above per share for 10 consecutive days prior to the date of the payment date and the average daily trading volume is at least 15 times the number of shares to be so issued hereby as payment.

B.  Pre-Payment Option:  Subject to customary equity conditions, the Company may at any time, upon 30 days written notice, prepay all of the outstanding Notes on a pro-rata basis at 110% of the outstanding principal balance only after the note has amortized 1 year. In the event that Maker sends a Prepayment Notice to Lender, Lender may elect prior to the Prepayment Date to convert into common stock of TeknoCreations, Inc. (“TeknoCreations, Inc. Common Stock”), pursuant to Section 5 hereof, all or part of the amount of principal to be repaid by the proposed Prepayment instead of receiving such prepayment.

5.  Optional/Mandatory Conversion. At any time prior to repayment of all amounts as under the Note, but not sooner than six months from the date of this Note, all or any portion of the principal amount of the Note shall be convertible at the option of the Lender into fully paid and non-assessable shares of TeknoCreations, Inc. Common Stock.  The number of shares of TeknoCreations, Inc. Common Stock that Lender shall be entitled to receive upon conversion shall be equal to the number attained by dividing the principal, including accrued interest pursuant to the Note being converted by the Conversion Price.  The “Conversion Price” shall be shall be equal to the lesser of (a) fifty percent (50%) of the closing bid price for Common Stock on the trading day immediately prior to the Lender’s receipt of shares pursuant to such Conversion or payment, or Notice of such Conversion or (b) fifty percent (50%) of the average closing bid price for Common Stock on the five trading days immediately prior to the Lender’s receipt of shares pursuant to such Conversion or payment, or Notice of such Conversion (the “Fixed Price”).  For purposes of the preceding sentence, (a) and (b), and the pricing, where the Lender already has possession of shares pursuant to such Conversion or payment, Notice shall be operative, and not receipt. For purposes of the preceding sentence, if the Maker delivers shares on a date other than when shares are due or payable in accordance with the terms hereof, the Lender can treat the share delivery as though made when due.

A.  In order to exercise the conversion privilege, Lender shall give written notice of conversion to Maker stating Lender’s election to convert this Note or the portion thereof in whole or in part, as specified in said notice.  As promptly as practicable after receipt of the notice, Maker shall issue and shall deliver to Lender a certificate or certificates for the number of full shares of TeknoCreations, Inc. Common Stock issuable upon the conversion of this Note or portion thereof registered in the name of Lender in accordance with the provisions of this Section 5.

B.  Each conversion shall be deemed to have been effected on the date the conversion notice shall have been received by Maker, as aforesaid, and Lender shall be deemed to have become on said date the holder of record of the shares of Common Stock issuable upon such conversion.  No fractional shares of Common Stock shall be issued upon conversion of this Note.  Any amounts so converted shall not be reborrowed.

C.  The Lender shall not be entitled to convert, if such conversion would result in beneficial ownership by the Lender and its affiliates, of more than 9.99% of the outstanding shares of common stock of the Company on such exercise or conversion date, including:

(i) the number of shares of common stock beneficially owned by the Lender and its affiliates ( and such identified non-affiliated persons), and

(ii) the number of shares of common stock issuable upon the exercise of the warrant and/or options and/or conversion.

For the purposes of this provision as set forth in the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder.  Subject to the foregoing, the Lender shall not be limited to aggregate warrant and/or option exercises and/or conversion of only 9.99% and aggregate warrant and/or option exercises and/or conversion by the Lender may exceed 9.99%.  The Lender may void the exercise limitation described in this Section upon 61 days prior written notice to the Company.  The Lender may allocate which of the equity of the Company deemed beneficially owned by the Lender shall be included in the 9.99% amount described above and which shall be allocated to the excess above 9.99%.

6.  Security.  As security for the repayment of all liabilities arising under this Note, the Maker hereby grants to Lender a security interest in and a lien on all of the Collateral (as that term is defined in the Pledge and Security Agreement).  The Lender shall have all rights provided to a secured party under the Pledge and Security Agreement and under the Uniform Commercial Code of the State of Illinois.  The Lender has the right to sell or hypothecate such Collateral, to the extent permitted under applicable securities laws. The Maker shall execute and deliver such documentation as Lender may reasonably request to evidence and perfect Lender’s security interest granted in this Section 6.

7.  Use of Proceeds.  Funds advanced under this Note shall be used for the Maker’s general corporate purposes consistent with the Maker’s business.

8.  Covenants.  Maker covenants and agrees that, so long as any indebtedness is outstanding hereunder, it will comply with each of the following covenants (except in any case where Lender has specifically consented otherwise in writing):

A.  Financial Reporting.  Maker shall furnish to Lender a copy of each financial report submitted on Form 10-K or 10-Q filed with the Securities and Exchange Commission within seven (7) days of such filing.

B.  Notice of Event of Default.  Maker shall furnish to Lender notice of the occurrence of any Event of Default (as defined herein) within five (5) days after it becomes known to an executive officer of Maker.

C.  Financial Statements.  Maker shall furnish to Lender quarterly financial statements, including balance sheets and statements of income, for the Company, which statements shall be annually audited, as soon as practicable after they are prepared for internal use.

9.  Event of Default.  For purposes of this Note, the Maker shall be in default hereunder (and an “Event of Default” shall have occurred hereunder) if:

A.  Maker shall fail to pay when due any payment of principal, interest, fees, costs, expenses or any other sum payable to Lender hereunder or otherwise;

B.  Maker shall default in the performance of any other agreement or covenant contained herein (other than as provided in subparagraph A above), and such default shall continue uncured for twenty (20) days after notice thereof to Maker given by Lender, or if an Event of Default shall occur under any other Loan Document;

C.  Maker: becomes insolvent, bankrupt or generally fails to pay its debts as such debts become due; is adjudicated insolvent or bankrupt; admits in writing its inability to pay its debts; or shall suffer a custodian, receiver or trustee for it or substantially all of its property to be appointed and if appointed without its consent, not be discharged within thirty (30) days; makes an assignment for the benefit of creditors; or suffers proceedings under any law related to bankruptcy, insolvency, liquidation or the reorganization, readjustment or the release of debtors to be instituted against it and if contested by it not dismissed or stayed within ten (10) days; if proceedings under any law related to bankruptcy, insolvency, liquidation, or the reorganization, readjustment or the release of debtors is instituted or commenced by Maker; if any order for relief is entered relating to any of the foregoing proceedings; if Maker shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or if Maker shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing.

10.   Consequences of Default.  Upon the occurrence of an Event of Default and at any time thereafter, the entire unpaid principal balance of this Note, together with interest accrued thereon and with all other sums due or owed by Maker hereunder, shall become immediately due and payable.  In addition, the principal balance and all past-due interest shall thereafter bear interest at the rate of 18% per annum until paid.

11.   Liquidated Damages/Remedies not Exclusive.

A.  The remedies of Lender provided herein or otherwise available to Lender at law or in equity shall be cumulative and concurrent, and may be pursued singly, successively and together at the sole discretion of Lender, and may be exercised as often as occasion therefore shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release of the same.

B.  Liquidated Damages In the event that the Company fails to deliver the shares when due, whether by Section 4 or 5, or otherwise, the number of shares otherwise due shall increase by 5% for each month or partial month, until the Company does deliver such shares. The parties agree that this is a reasonable amount for liquidated damages, given the difficulty to determine, in advance, what actual damages may lie.

12.  Notice.  All notices required to be given to any of the parties hereunder shall be in writing and shall he deemed to have been sufficiently given for all purposes when presented personally to such party or sent by certified or registered mail, return receipt requested, to such party at its address set forth below:

If to the Maker:	TeknoCreations, Inc.
8100 M4 Wyoming Blvd NE, Suite 420,
Albuquerque, New Mexico, 87113

If to the Lender:	Micro Pipe Fund I, L.L.C.
155 Revere Drive, Suite 10
Northbrook IL 60062
Phone:(847) 291-7711; Fax:(847) 291-7733

Such notice shall be deemed to be given when received if delivered personally or five (5) business days after the date mailed.  Any notice mailed shall be sent by certified or registered mail.  Any notice of any change in such address shall also be given in the manner set forth above.  Whenever the giving of notice is required, the giving of such notice may be waived in writing by the party entitled to receive such notice.

13.  Severability.  In the event that any provision of this Note is held to be invalid, illegal or unenforceable in any respect or to any extent, such provision shall nevertheless remain valid, legal and enforceable in all such other respects and to such extent as may be permissible.  Any such invalidity, illegality or unenforceability shall not affect any other provisions of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

14.  Successors and Assigns. This Note inures to the benefit of the Lender and binds the Maker, and its respective successors and assigns, and the words “Lender” and “Maker” whenever occurring herein shall be deemed and construed to include such respective successors and assigns.

15.  Entire Agreement.  This Note embodies the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether express or implied, oral and written.

16.  Modification of Agreement.  This Note may not be modified, altered or amended, except by an agreement in writing signed by both the Maker and the Lender.

17.  Governing Law.  This instrument shall be construed according to and governed by the laws of the State of Illinois.

18.  Consent to Jurisdiction and Service of Process.  Maker irrevocably appoints each and every officer of Maker as its attorney upon whom may be served any notice, process or pleading in any action or proceeding against it arising out of or in connection with this Note; and Maker hereby consents that any action or proceeding against it be commenced and maintained in any court within the State of Illinois by service of process on any such, officer; and Maker agrees that the courts of the State of Illinois shall have jurisdiction with respect to the subject matter hereof and the person of Maker and the collateral securing Maker’s obligations hereunder. Notwithstanding the foregoing, Lender, in its absolute discretion may also initiate proceedings in the courts of any other jurisdiction in which Maker may be found or in which any of its properties or any such Collateral may be located.

19.  Mandatory Prepayments.  Maker shall apply, as Prepayments to the Loan until paid in full, all payments or proceeds received by Maker with respect to the disposition or sale of any of the Collateral (whether or not such sale or disposition is permitted by the terms of the Pledge and Security Agreement).

20.  Merger, License or Any Other Similar Arrangement:  Micro Pipe Fund I, L.L.C. or its designee shall also be entitled to a commission of 5% of any and all amounts received, directly or indirectly, by TeknoCreations, Inc. and/or its principals as a consequence of a merger, license or any other similar arrangement or remuneration as a consequence of the efforts of Micro Pipe Fund I, L.L.C. or its designee or agent.  All references to “TeknoCreations, Inc.” shall include associates, and any individual, corporation, organization, firm or company, of which TeknoCreations, Inc. is a member, employee, principal, party to, or from which such it would otherwise benefit financially, directly or indirectly.

21.  Right of First Refusal.  The Lender shall have a Right of First Refusal as to any financings of the Borrower/Maker within a one-year period of this Note.

IN WITNESS WHEREOF, Maker has duly executed this Note as of the date first written above.

MAKER

TeknoCreations, Inc.

By: /s/ George Stevens
George Stevens, CEO